December 18, 2006

Merchandise Creations, Inc.

8201 Towne Main Drive, #1421

Plano, Texas 75024

Attn: Chief Executive Officer

Re:	Note and Warrant Financing

Dear Sir:

Reference is made to (i) the Note and Warrant Purchase Agreement dated as of December 7, 2006 (the “Purchase Agreement”) by and between Merchandise Creations, Inc., a Nevada corporation (the “Company”), and Vision Opportunity Master Fund, Ltd. (the “Investor”), pursuant to which the Investor purchased from the Company a secured convertible promissory note (the “Note”) and a Series A Warrant, Series J Warrant and Series B Warrant (collectively, the “Warrants”), as described in the Purchase Agreement, and (ii) the Registration Rights Agreement dated as of December 7, 2006 by and between the Company and the Investor (the “Registration Rights Agreement”, and, together with the Purchase Agreement, the Warrants and the other transaction documents listed in the Purchase Agreement, the “Transaction Documents”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the applicable Transaction Documents.

The Company and the Investor hereby agree as follows:

1.            The Series J Warrant and the Series B Warrant issued to the Investor pursuant to the terms of the Purchase Agreement shall be cancelled and of no further force or effect.

2.            The Series A Warrant issued to the Investor pursuant to the terms of the Purchase Agreement shall be cancelled and exchanged for a new Series A Warrant, in the form attached hereto as Exhibit A.

3.            All references to the Series J Warrant and the Series B Warrant contained in the Purchase Agreement, Registration Rights Agreement and any other Transaction Document shall be disregarded, including, but not limited to, Exhibit A to the Purchase Agreement and Schedule I to the Registration Rights Agreement.

Except as provided herein, all of the terms and conditions contained in the Transaction Documents shall remain unchanged and in full force and effect.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Kindly acknowledge your agreement to the foregoing by signing in the place indicated below.

Very truly yours,

VISION OPPORTUNITY MASTER FUND, LTD.

By: _________________________

Name:

Title:

Acknowledged and agreed:

MERCHANDISE CREATIONS, INC.

By: ________________________

Name:	Robert Turner
Title:	President